EXHIBIT 4.9

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 22, 2022

to

Indenture dated as of April 8, 2022

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 22, 2022, among UNEV Pipeline, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), Holly Energy Partners, L.P., a Delaware limited partnership (“Holly Energy Partners”), and Holly Energy Finance Corp. (“Finance Corp.” and collectively with Holly Energy Partners, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 8, 2022, providing for the issuance of 6.375% Senior Notes due 2027 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth therein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 10 thereof.

3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, member, employee, incorporator, manager, unit holder or other owner of an Equity Interest of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, any Note Guarantees, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

4.    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.

5.    COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARY:

UNEV PIPELINE, LLC, a Delaware limited liability company

By:	/s/ John Harrison
John Harrison
Vice President, Finance, Strategy and Treasurer

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ISSUERS:

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistic Holdings, L.P., its general partner

	By:	Holly Logistic Services, L.L.C., its general partner

		By:	/s/ John Harrison
John Harrison
Senior Vice President, Chief Financial Officer and Treasurer

HOLLY ENERGY FINANCE CORP.

By:	/s/ John Harrison
John Harrison
Senior Vice President, Chief Financial Officer and Treasurer

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OTHER GUARANTORS:

CHEYENNE LOGISTICS LLC, a Delaware limited liability company

EL DORADO LOGISTICS LLC, a Delaware limited liability company

EL DORADO OPERATING LLC, a Delaware limited liability company

EL DORADO OSAGE LLC, a Delaware limited liability company

FRONTIER ASPEN LLC, a Delaware limited liability company

HEP CHEYENNE LLC, a Delaware limited liability company

HEP CUSHING LLC, a Delaware limited liability company

HEP EL DORADO LLC, a Delaware limited liability company

HEP LOGISTICS GP, L.L.C., a Delaware limited liability company

HEP MOUNTAIN HOME, L.L.C., a Delaware limited liability company

HEP OKLAHOMA, LLC, a Delaware limited liability company

HEP PIPELINE, L.L.C., a Delaware limited liability company

HEP PIPELINE GP, L.L.C., a Delaware limited liability company

HEP REFINING, L.L.C., a Delaware limited liability company

HEP REFINING GP, L.L.C., a Delaware limited liability company

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HEP TULSA LLC, a Delaware limited liability company

HEP UNEV HOLDINGS LLC, a Delaware limited liability company

HEP UNEV PIPELINE LLC, a Delaware limited liability company

HEP WOODS CROSS, L.L.C., a Delaware limited liability company

HOLLY ENERGY HOLDINGS LLC, a Delaware limited liability company

HOLLY ENERGY STORAGE-LOVINGTON LLC, a Delaware limited liability company

LOVINGTON-ARTESIA, L.L.C., a Delaware limited liability company

ROADRUNNER PIPELINE, L.L.C., a Delaware limited liability company

SLC PIPELINE LLC, a Delaware limited liability company

WOODS CROSS OPERATING LLC, a Delaware limited liability company

SINCLAIR TRANSPORTATION COMPANY LLC, a Wyoming limited liability company

By:	/s/ John Harrison
John Harrison
Senior Vice President, Chief Financial Officer and Treasurer

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

HEP FIN-TEX/TRUST RIVER, L.P., a Texas limited partnership

HEP NAVAJO SOUTHERN, L.P., a Delaware limited partnership

HEP PIPELINE ASSETS, LIMITED PARTNERSHIP, a Delaware limited partnership

Each by:			HEP Pipeline GP, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ John Harrison
John Harrison
Senior Vice President, Chief Financial Officer and Treasurer

HEP REFINING ASSETS, L.P., a Delaware limited partnership

By:	HEP Refining GP, L.L.C., a Delaware limited liability company, its General Partner

	By:		/s/ John Harrison
John Harrison
Senior Vice President, Chief Financial Officer and Treasurer

HOLLY ENERGY PARTNERS—OPERATING, L.P., a Delaware limited partnership

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:		/s/ John Harrison
John Harrison
Senior Vice President, Chief Financial Officer and Treasurer

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

SINCLAIR LOGISTICS, LLC, a Wyoming limited liability company

SINCLAIR PIPELINE COMPANY, LLC, a Wyoming limited liability company

By:	Sinclair Transportation Company LLC, a Wyoming limited liability company, its Sole Member

	By:	/s/ John Harrison
John Harrison
Senior Vice President, Chief Financial Officer and Treasurer

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger
Name:	Michael K. Herberger
Title:	Vice President

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE